SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 11, 2011

Franklin Wireless Corp.
(Exact name of registrant as specified in its charter)

California	0-11616	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

6205 Lusk Blvd.
San Diego, California 92121
  (Address of principal executive offices)

Registrant's telephone number, including area code:
(858) 623-0000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 11, 2011, the Board of Directors appointed Benjamin Chung to the Board of Directors to fill a vacancy.

Benjamin Chung, age 36, is a Certified Public Accountant and an experienced finance and accounting executive whose client base includes several telecommunications companies. He is currently a Partner in the accounting firm of Simon & Edward, LLP.  Between September 2010 and July 2011 he served as International Controller for American Apparel, Inc., a publicly traded company.  He served as an Audit Senior Manager in the accounting firm of BDO USA, LLP from October 2007 to August 2010 and completed an 18 month international rotation at BDO Daejoo Korea where he was promoted to an Audit Partner.  Prior to BDO, he was the Director of Internal Audit for Big 5 Sporting Goods Corporation, a publicly traded company, from January 2006 to October 2007.  He holds a B.S. in Business Administration from California State Polytechnic University, Pomona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.
Date November 17, 2011	By: /s/ OC Kim
OC Kim, President